Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

InvenTrust Properties Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	(4)	(1)(2)	(1)(2)	(1)(2)(3)	(4)	$(4)

	Equity	Preferred Stock	(4)	(1)(2)	(1)(2)	(1)(2)(3)	(4)	$(4)

	Debt	Debt Securities	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	$(4)

	Other	Depositary Shares	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	$(4)

	Other	Warrants(5)	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	$(4)

	Other	Purchase Contracts	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	$(4)

	Other	Units(6)	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	$(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(3)	Includes rights to acquire Common Stock or Preferred Stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(5)	The warrants covered by this Registration Statement may be preferred share warrants, common share warrants or depositary share warrants.
(6)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

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